Cerence Q3 FY24 Earnings Presentation Stefan Ortmanns, Chief Executive Officer Tony Rodriquez, Interim Chief Financial Officer Rich Yerganian, SVP of Investor Relations August 8, 2024 Exhibit 99.2

Forward-Looking Statements Statements in this presentation regarding: Cerence’s future performance, results and financial condition; expected growth and profitability; outlook; fiscal year 2025 framework; transformation plans and cost efficiency initiatives, including estimated net cost savings; strategy; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; backlog; revenue visibility, revenue timing and mix, demand for Cerence products; innovation and new product offerings, including AI technology; expected benefits of technology partnerships; cost efficiency initiatives; and management’s future expectations, estimates, assumptions, beliefs, goals, objectives, targets, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” "projects," "forecasts," “expects,” “intends,” "continues," "will," "may," or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; automotive production delays; changes in customer forecasts; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the impact of the war in Ukraine, conflict between Israel and Hamas, and attacks on commercial ships in the Red Sea on our and our customers’ businesses; our inability to control and successfully manage our expenses and cash position; our ability to deliver improved financial results from process optimization efforts and cost reduction actions; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs); the inability to expand into adjacent markets; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; failure to protect our intellectual property; defects or interruptions in service with respect to our products; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission.  We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date made.  We undertake no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as otherwise required by law.

Q3 Results and Full Year Outlook Q3 revenue at the midpoint of guidance GAAP profitability metrics effected by Goodwill impairment charge of approximately $357 million Non-GAAP Gross Margin was within the range, while all other profitability metrics were above the guidance provided in the Q2 earnings call Positive cash flow from operations at $12.9 million Narrowing full year revenue outlook within the prior range

Leading Provider of Audio & Voice AI Experiences



OUR EXPERTISE & INNOVATION FOUNDATION

80+ Global OEMs and Tier1s	**60B+** Tokens (Dataset)	**500M+** Cars shipped with Cerence Tech
~700 Patents	**70+** Languages Supported	**53%** of WW Auto Production (TTM)

CUSTOMER EMPOWERMENT

- Customization & Integration
- Control of Data & Brand
- Continuous Technology Innovation
- Fast Delivery & TTM

OUR SOLUTIONS

- Conversational & Generative AI
- Audio & Communication AI
- AI-Driven Safety Support
- Scalable & Extensible AI Platform
- **Hybrid / Edge / Cloud**

Mercedes-Benz NIO RENAULT GWM STELLANTIS TOYOTA PORSCHE BYD GEELY ZOOX HARLEY-DAVIDSON Kawasaki

cerence
© 2024 Cerence Inc.
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Transforming to Achieve Long-Term Profitability Adjusting cost structure of the business with the objective of achieving consistent positive Adj. EBITDA and cash flow from operations Plan to reinvest a portion of cost savings to support Gen AI roadmap and next-gen platform Initial expectations are to achieve net annualized cost savings on a run-rate basis of approximately $35 to $40 million dollars which will be predominantly realized in FY2025 $35M-$40M Estimated Annualized Net Reduction

Cerence Generative AI Products for Pre- and Post-SOP 8 OEM design wins (year-to-date) 5 program launches in Q3FY24 with 4 OEMs 4 additional launches with global OEMs expected in CY24 Strong validated pipeline through pre-development programs Growth in price-per-unit Positive impact in customer experience and usage Car Knowledge CA with NLU Plus Chat Pro Cost-efficient LLM solutions

Powering Next-Level User Experiences Technology Vision. Large Multimodal Models will become the new computing engine enabling a single conversational interface to work across applications to complete tasks based on user preferences. Companion Applications Cerence Automotive LLM Conversational, Multimodal (Voice + Touch) Cerence AI Computing System

Q3 FY24 Financial Details Tony Rodriquez, Interim CFO

Cerence Q3FY24 Results Q3FY23 Q3FY24 Q3FY24 Guidance Total Revenue $61.7M $70.5M(a) $66M - $72M GAAP Gross Margin 66.0% 71.5% 70% - 72% GAAP Net Income (Loss) ($16.5M) ($313.5M) (b) ($4M) – $2M Non-GAAP Net Income(b,c) ($1.7M) $8.4M Adjusted EBITDA(b,c) $2.8M $12.5M $5M – $11M GAAP EPS – diluted ($0.41) ($7.50) (b) ($0.10) – $0.05 Non-GAAP EPS – diluted(b,c) ($0.04) $0.19 ($0.01) – $0.13 Cash Flow From Operations ($8.2M) $12.9M Cash Balance & Marketable Securities $116M $126M  Includes a $20 million fixed license Includes a $357 million Goodwill impairment charge in Q3FY24. Non-GAAP excludes goodwill impairment, amortization of acquired intangible assets, stock-based compensation, restructuring and other costs.  Refer to the Appendix for more information on GAAP to non-GAAP reconciliations and related definitions.

In millions Q1FY23 Q2FY23 Q3FY23 Q4FY23 FY23 Q1FY24 Q2FY24 Q3FY24 Total License: $45.4 $30.8 $25.9 $43.1 $145.2 $20.8 $35.5 $43.1      Variable(a) $26.3 $26.2 $25.8 $30.3 $108.6 $20.8 $25.1 $23.1      Total Fixed(b) $19.1 $4.6 $0 $12.8 $36.5 $0 $10.4 $20.0 Connected Services: $18.4 $18.9 $18.6 $19.2 $75.1 $96.8 $13.6 $10.9      Connected Services $9.9 $10.5 $10.2 $10.8 $41.4 $10.2 $13.6(c) $10.9      Legacy(d) $8.5 $8.4 $8.4 $8.4 $33.7 $86.6 $0 $0 Professional Services $19.9 $18.7 $17.2 $18.5 $74.3 $20.7 $18.7 $16.5 Total Revenue $83.7 $68.4 $61.7 $80.8 $294.6 $138.3 $67.8 $70.5 Based on volume shipments of licenses net of the consumption of fixed contracts. Fixed license revenue includes prepaid and minimum commitment deals. Q1FY23 Fixed Licenses includes a $1.1 million minimum commitment deal. Connected services in Q2FY24 includes a $2.6 million true up adjustment due to underreporting from an OEM. Legacy contract is a connected services contract with Toyota acquired by Nuance through a 2013 acquisition. Toyota decommissioned the solution in Q1FY24 resulting in the acceleration of deferred revenue in Q1FY24 for Toyota and a directly related contract. Detailed Revenue Breakdown

In millions FY23 FY24 Operational Metrics: FY22 Q1 Q2 Q3 Q4 FY23 Q1 Q2 Q3 Pro Forma Royalties(a) $159.9 $41.7 $43.1 $44.5 $42.6 $171.9 $40.0 $39.6 $39.6 Consumption of      Fixed Contracts(b)  $76.8 $15.4 $16.9 $18.7 $15.5 $66.5 $14.5 $14.5 $16.5 IHS Production (units) 81.5 21.9 21.4 22.3 22.6 88.2 24.2 21.4 22.1 Variable License $83.1 $26.3 $26.2 $25.8 $30.3 $108.6 $20.8 $25.1 $23.1    OEM-Related      Adjustments Included in    Variable License(c) $0 $0 $0 $0 ($3.2) ($3.2) $4.7 $0 $0 Variable excluding OEM Related Adjustments $83.1 $26.3 $26.2 $25.8 $27.1 $105.4 $25.5 $25.1 $23.1 Pro forma Royalties is an operating measure representing total value of licenses shipped in a quarter. It includes the consumption of fixed contracts. It excludes any OEM-Related Adjustments.  Licenses shipped in the quarter associated with fixed contracts. OEM-Related Adjustments defined as the total of individual  OEM–related adjustments greater than $2 million in any one quarter. Operational Metrics and Variable License Revenue

Q3 FY24 KPI(d) Performance Percent of worldwide auto production with Cerence Technology declined slightly to 53% (TTM)(a)  Approximately 11.7 million units shipped with Cerence technology in Q3 Down 6.2% YoY (IHS down 0.5% YoY) Up 3.0% QoQ (IHS up 3.3% QoQ) Change in number of Cerence connected cars shipped(c) up 19% Change in Adjusted Total Billings(b,c) increased 3% Based on IHS Markit data, global auto production increased 4% over the same time period ended on Jun 30, 2024. Calculated on a trailing twelve months basis (TTM) Change in Adjusted total billings YoY (TTM): The year over year change in total billings adjusted to exclude Professional Services, prepay billings and prepay consumption. TTM over prior year TTM Please refer to the appendix for KPI definitions. 12

Fiscal Q4 Guidance and FY24 Revision

	Q4FY24 Guidance		Revised FY24 Guidance		Prior FY24[c] Guidance	
In millions except per share amounts	Low	High	Low	High	Low	High
Revenue	$44	$50	$321	$327	$318	$332
GAAP Gross Margin	55%	60%	73%	73%	73%	74%
Non-GAAP Gross Margin (a,b)	56%	61%	74%	74%	73%	75%
GAAP Operating Margin	(82%)	(63%)	(186%)	(181%)	(76%)	(68%)
Non-GAAP Operating Margin (a,b)	(48%)	(30%)	17%	19%	16%	19%
GAAP Net Income (Loss)	($32)	($28)	($600)	($596)	($256)	($242)
GAAP Net Income Margin	(73%)	(56%)	(187%)	(182%)	(80%)	(73%)
Adjusted EBITDA (a,b)	($19)	($13)	$64	$70	$58	$72
Adjusted EBITDA Margin (a,b)	(42%)	(25%)	20%	21%	18%	22%
GAAP EPS – diluted	($0.77)	($0.67)	($14.42)	($14.32)	($6.15)	($5.81)
Non-GAAP EPS – diluted (a,b)	($0.45)	($0.30)	$0.91	$0.91	$0.80	$0.80

a) Non-GAAP excludes goodwill impairment, acquisition-related costs, amortization of acquired intangible assets, restructuring expense, and stock-based compensation.

b) Refer to the Appendix for more information on GAAP to non-GAAP reconciliations and related definitions.

c) This represents guidance provided on May 9, 2024.

- No fixed contracts expected during the fourth quarter
- Adjustments to full year guidance for GAAP operating results include Goodwill impairment charge of $357 million in the third quarter
- Q4 and Full Year GAAP operating results include certain expenses associated with the transformation of between $10 and $12 million

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© 2024 Cerence Inc.
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FY24 Revenue Guidance Excluding Legacy Legacy contract is a connected services contract with Toyota acquired by Nuance through a 2013 acquisition. Toyota decommissioned the solution in Q1FY24 resulting in the acceleration of deferred revenue in Q1FY24 for Toyota and a directly related contract. From Q2FY24 onward there is no more revenue associated with this contract. FY24 Guidance (at midpoint) Less: Legacy Contribution FY24 Guidance (at midpoint) Excluding Legacy Revenue $324M ($87M) $237M

FY25 Framework(a) Estimated net annualized cost savings of $35-$40 million predominantly realized in FY25. Flat to low-single digit percentage decline in revenue off of $237 million(b)  Improved gross margin from a FY24 business without legacy revenue Positive Adj. EBITDA with single digit margins Assumptions include: Flat OEM production and pricing mix similar to the expectations within our latest 2024 guidance Significantly less fixed license consumption than FY24 New Fixed Licenses in FY25 of approximately $20 million Modest growth in connected services Modest revenue impact due to the FY24 transformation efforts Potential Upside or Downside Factors include: Global auto production changes Start of production date shifts Pricing and mix shifts Customer satisfaction implications from cost reductions This does not represent guidance. This framework is subject to change based on a number of operating, industry and customer related factors. FY24 revenue guidance at midpoint (excluding Legacy).

Strategic Priorities Accomplish fiscal fourth quarter and full year financial objectives Execute on transformation plan while minimizing disruption to ongoing customer operations Deliver on AI Innovation roadmap

Q&A

Appendix

License Business Revenue Recognition Type of Contract Description GAAP Revenue Recognition Cash Receipt Variable License applied at production Quarter car is produced. Based on volume Quarter following GAAP revenue recognition Fixed (Pre-Pay) Bulk inventory purchase ($ based) Full value of contract at signing. Volume independent Standard payment terms for full value (upfront payment) Fixed (Minimum Commitment) Commitment to purchase ($ based) in a specified time period. (1 – 5 years) Full value of contract at signing. Volume independent Based on shipment volumes over multiple years The fixed contracts only apply to the license business. If a car is also using our connected services, it will follow the normal billing and revenue recognition process regardless of whether a variable or fixed license was applied. The fixed contracts typically provide the customer with a price discount and can include the conversion of a variable contract that is already in our variable backlog.

Connected and Professional Services Revenue Recognition Connected Services Typical Period GAAP Revenue Recognition Cash Receipt Subscription Term 1 – 5 years Amortized evenly over subscription period Billed/collected full amount at start of subscription period (value added to deferred revenue) Usage Contract(a),(b) 1 – 5 years Recognized at same time of billing based on actual usage Billed every quarter based on actual usage Customer Hosted(c) License Quarter in which license is delivered to customer Upon delivery (a) Approximately 30% of new connected revenue is usage based and is primarily with one customer (b) Usage can be defined by number of active users or number of monthly transactions (c) Customer Hosted is a software license that allows the customer to take possession of the software and enable hosting by the customer or a third-party Professional Services Period GAAP Revenue Recognition Cash Receipt Custom Design Services Ongoing Revenue is recognized over time based upon the progress towards completion of the project Billed/collected on milestone completion

KPI Measures – Definitions Key performance indicators We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended June 30, 2024, our management has reviewed the following KPIs, each of which is described below:  Percent of worldwide auto production with Cerence technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data. Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts are calculated on a TTM compared to prior TTM basis.  Change in Adjusted total billings YoY (TTM): The year over year change in total billings adjusted to exclude Professional Services, prepay billings and prepay consumption.

Non-GAAP Financial Measures – Definitions Discussion of Non-GAAP Financial Measures We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three ending June 30, 2024 and 2023, our management has either included or excluded the following items in general categories, each of which is described below. Cerence is not providing a reconciliation of certain forward-looking, non-GAAP financial targets to the GAAP equivalent because Cerence is unable to provide this reconciliation without unreasonable effort due to information regarding the relevant adjustments not being ascertainable or accessible. Such information could be material to future results.

Non-GAAP Financial Measures – Definitions Adjusted EBITDA  Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.   Restructuring and other costs, net. Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplicate facilities, third-party fees relating to the modification of our convertible debt, and the release of a pre-acquisition contingency. Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-GAAP Financial Measures – Definitions Non-cash expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follow: (i)Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods. ii)Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods. Other expenses. We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.  Adjustments to income tax provision. Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Q2 FY24 Reconciliations of GAAP to Non-GAAP Results Free cash flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures. 1 (unaudited - in thousands) (unaudited - in thousands)

Q4 FY24 and Full Year FY24 Reconciliations of GAAP to non-GAAP Guidance (unaudited - in thousands)

Q4 FY24 and FY24 Reconciliations of GAAP to Non-GAAP Guidance (unaudited - in thousands)